UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

BNL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	0-16880	42-1239454
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7010 Hwy 71 W., Suite 100, Austin, TX	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 383-0220

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

BNL Financial Corporation’s (“BNL” or “Company”) Annual Meeting of stockholders was held on May 26, 2011 (the “2011 Annual Meeting”). The matters that were voted upon at the 2011 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

At the 2011 Annual Meeting, the stockholders elected thirteen (13) Directors, who constituted the full board of directors, each for a one year term and ratified the selection of Smith, Carney & Co., P. C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Election of Directors Nominee Name	Votes For	Votes Withheld	Broker No Votes
Wayne E. Ahart	12,142,274	16,338	0
C. Don Byrd	12,142,274	16,338	0
Kenneth Tobey	12,145,274	16,338	0
Barry N. Shamas	12,145,274	16,338	0
Cecil Alexander	12,133,874	16,338	0
Richard Barclay	12,146,276	16,338	0
Eugene A. Cernan	12,131,774	16,338	0
Hayden Fry	12,139,775	16,338	0
John Greig	12,145,775	16,338	0
Roy Ledbetter	12,143,174	16,338	0
John E. Miller	12,143,174	16,338	0
C. James McCormick	12,143,174	16,338	0
Robert R. Rigler	12,142,976	16,338	0

	Votes For	Votes Against	Abstain	Broker No Votes
Ratification of the selection of Smith, Carney & Co., P. C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011	12,132,856	9,900	17,858	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNL FINANCIAL CORPORATION

Date: June 27, 2011	By:	/s/ Barry N. Shamas
Barry N. Shamas
Executive Vice President and Chief Operating Officer